UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

VELAN CAPITAL, L.P.

ALTIVA MANAGEMENT INC.

BALAJI VENKATARAMAN

VIRINDER NOHRIA

LTE PARTNERS, LLC

LTE MANAGEMENT, LLC

MELKONIAN CAPITAL MANAGEMENT, LLC

RYAN MELKONIAN

TERENCE COOKE

DEEPAK SARPANGAL

GéRARD BER

ERIC ENDE

ANN MACDOUGALL

HEINZ MäUSLI

DAVID MIMS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Velan Capital, L.P., together with the other participants named herein (collectively, the “Participating Stockholders”) have filed a definitive consent statement and accompanying GREEN consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit consents from stockholders of Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for a number of proposals, the ultimate effect of which, if successful, would be to reconstitute the Board of Directors of the Company (the “Board”) through the removal of three current members of the Board and the election of the Participating Stockholder’s five highly qualified nominees.

Item 1: On October 8, 2019, the Participating Stockholders issued the following press release and delivered a letter to stockholders of the Company, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference:

VELAN SENDS LETTER TO PROGENICS Pharmaceuticals STOCKHOLDERS AND FILES DEFINITIVE CONSENT STATEMENT

Believes a Reconstituted Board is Immediately Needed to Reverse Strategic, Operational and Oversight Failures at the Company

Urges Stockholders to Continue to Make their Voices Heard Following 2019 Annual Meeting

Believes Recently-Announced Lantheus Transaction Massively Undervalues the Company and is a Desperate Attempt by Current Leadership to Avoid Accountability at all Costs

Velan’s Nominees Possess the Relevant Skill Sets and Experience to Help Unlock the Value of Progenics and Ensure the Proper Evaluation of All Options to Maximize Stockholder Value

Velan to Issue Comprehensive Plan Outlining How Progenics Can Reach its Potential

Vote on the GREEN Consent Card Today to Save Progenics

ALPHARETTA, Ga.— October 8, 2019 – Velan Capital, L.P. (together with the other members of its group, “Velan” or “we”), one of the largest stockholders of Progenics Pharmaceuticals, Inc. (“Progenics” or the “Company”) (NASDAQ:PGNX), comprised of successful specialty pharmaceutical operators and financial services experts, today announced that it has sent a letter to fellow Progenics stockholders and filed a definitive consent statement with the Securities and Exchange Commission in connection with its solicitation of written consents from stockholders to reconstitute the Progenics Board of Directors through the removal of the three long-tenured directors and the election of five new, highly-qualified, fully-independent nominees.

The full text of Velan’s letter is available at the following link: https://savepgnx.com/api/v1/files/1cd2427f-6d35-42c2-b822-08d74bcac849

Investor Contacts:

Deepak Sarpangal

(415) 677-7050

info@velancapital.com

Okapi Partners LLC

Pat McHugh / Jason Alexander

(212) 297-0720

info@okapipartners.com

Media Contact:
Joe Germani / Sarah Braunstein

Sloane & Company

(212) 486-9500

JGermani@sloanepr.com / SBraunstein@sloanepr.com

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Velan Capital, L.P., Altiva Management Inc., Balaji Venkataraman, Virinder Nohria, LTE Partners, LLC, LTE Management, LLC, Melkonian Capital Management, LLC, Ryan Melkonian, Terence Cooke, Deepak Sarpangal, Gérard Ber, Eric J. Ende, Ann MacDougall, Heinz Mäusli and David W. Mims (collectively, the “Participants”) have filed a definitive consent statement and accompanying GREEN consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit consents from stockholders of Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for a number of proposals, the ultimate effect of which, if successful, would be to reconstitute the Board of Directors of the Company (the “Board”) through the removal of three current members of the Board and the election of the Participants’ five director nominees.

Stockholders are advised to read the definitive consent statement and any other documents related to the solicitation of consents by the Participants because they contain important information, including additional information relating to the Participants. These materials and other materials filed by the Participants in connection with the solicitation of consents will be available at no charge at the SEC’s website at www.sec.gov. The definitive consent statement and other relevant documents filed by the Participants with the SEC will also be available, without charge, by calling the Participant’s proxy solicitor, Okapi Partners LLC, toll-free at (888) 785-6673 or by requesting copies via email to info@okapipartners.com.

Item 2: On October 8, 2019, the following material was posted by the Participating Stockholders to www.savePGNX.com: